Exhibit 4.6
HAIGHTS CROSS COMMUNICATIONS, INC.
Warrant for the Purchase of Shares of
Common Stock of Haights Cross Communications, Inc.

No. [#]
Warrant to Purchase
[Number] Shares
THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “ACT”), OR ANY UNITED STATES STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.’
     WHEREAS, Haights Cross Communications, Inc., a Delaware corporation (the “Company”) previously granted to Holder a warrant (the “Series A Warrant”) to purchase shares of the Company’s Series A Preferred Stock, par value $0.0003 per share (the “Series A Preferred Stock”);
     WHEREAS, on August 10, 2007, a recapitalization of the Company occurred (the “Recapitalization”), which among other things reclassified the Company’s authorized and outstanding Series A Preferred Stock into shares of common stock of the Company, par value $0.0003 per share (the “Common Stock”);
     WHEREAS, pursuant to the Recapitalization, the Investors’ Agreement referenced in the Series A Warrant was terminated and a Shareholders’ Agreement was entered into between the Company and certain stockholders of the Company;
     WHEREAS, pursuant to the terms of the Series A Warrant, the effect of the Recapitalization was to entitle the Holder to exercise the Series A Warrant for that number of shares of Common Stock that the Holder would have received if the Series A Warrant had been exercised prior to the Recapitalization;
     WHEREAS, although such adjustment occurred automatically, the Company has offered to exchange holders’ warrant certificates for Series A Preferred Stock for warrant certificates to purchase the appropriate number of shares of Common Stock; and
     WHEREAS, all warrants for Common Stock derived from prior warrants for Series A Preferred Stock, whether exchanged for new warrant certificates for Common Stock or not, are the same series of warrants.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:
     FOR VALUE RECEIVED, the Company hereby certifies that [HOLDER], its successor or permitted assigns (the “Holder”), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, [Number] fully paid and non-assessable shares of Common Stock of the Company, par value $0.0003 per share (the “Warrant Shares”), at a purchase price per share equal to the Exercise Price (as hereinafter defined), exercisable solely in accordance with the procedures provided in Section (b) hereof. The number of Warrant Shares to be received upon the exercise of this Warrant and the price to be paid for a Warrant Share are subject to adjustment from time to time as hereinafter set forth.
     (a) DEFINITIONS.
     (1) The following terms, as used herein, have the following meanings:
     “Affiliate” shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended.
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.
     “Common Stock” means the Common Stock, par value $0.0003 per share, of the Company or other capital stock of the Company that is not preferred as to liquidation or dividends.
     “Exercise Price” means $0.0003 per Warrant Share, such Exercise Price to be adjusted from time to time as provided herein.
     “Expiration Date” means December 10, 2011 at 5:00 p.m. New York City time.
     “Fair Market Value” means, with respect to one share of Common Stock on any date, the Current Market Price Per Share, as determined pursuant to paragraph (h)(6).

     “Person” means an individual, partnership, corporation, limited liability company, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
     “Principal Holders” means, on any date, the Holders of at least 25% of the Warrants.
     “Warrant Certificate” the agreement by which a company issues warrants to the holder.
     “Warrants” means the Warrants to purchase Common Stock that were previously exercisable for shares of Series A Preferred Stock prior to the Recapitalization, whether in the form of this Warrant Certificate to purchase Common Stock or retained in the original form of Warrant Certificate to purchase Series A Preferred Stock.
     (b) EXERCISE OF WARRANT.
     (1) The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, until the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto. No earlier than ten days after delivery of the Warrant Exercise Notice, the Holder shall deliver to the Company this Warrant Certificate, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder. The Holder may elect (i) to receive upon exercise of this Warrant, the number of Warrant Shares for which this Warrant is exercisable reduced by a number of shares of Common Stock having the aggregate Fair Market Value equal to the aggregate Exercise Price for the Warrant Shares, (ii) to deliver as payment shares of Common Stock having the aggregate Fair Market Value equal to the applicable portion of the aggregate Exercise Price for the Warrant Shares or (iii) to deliver as payment such number of Warrants which, if exercised, would result in a number of shares of Common Stock having an aggregate Fair Market Value equal to the aggregate Exercise Price for the Warrant Shares. Upon such delivery and election, the Holder shall be deemed to be the holder of record of the relevant Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Notwithstanding anything to the contrary in this paragraph (b)(1), if the aggregate Fair Market Value of the Common Stock applied or delivered pursuant to (i), (ii) or (iii) above exceeds the aggregate Exercise Price, in no event shall the Holder be entitled to receive any amounts from the Company.
     (2) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

     (3) If the Holder exercises this Warrant in part, this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph (f) hereof as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.
     (4) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph (e) below.
     (c) RESTRICTIVE LEGEND. Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant Certificate.
     (d) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.
     (e) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Share (as defined in paragraph (h)(6)) at the date of such exercise.
     The Company further agrees that it will not change the par value of the Common Stock from par value $0.0003 per share to any higher par value which exceeds the Exercise Price then in effect, and will reduce the par value of the Common Stock upon any event described in paragraph (h) that (i) provides for an increase in the number of shares of Common Stock subject to purchase upon exercise of this Warrant, in inverse proportion to and effective at the same time as such number of shares is increased, but only to the extent that such increase in the number of shares, together with all other such increases after the date hereof, causes the aggregate Exercise Price of all Warrants (without giving effect to any exercise thereof) to be greater than $28.82 or

(ii) would, but for this provision, reduce the Exercise Price below the par value of the Common Stock.
     (f) EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT.
     (1) Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other Persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby.
     (2) Upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder’s entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.
     (g) LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.
     (h) ANTI-DILUTION PROVISIONS. The Exercise Price of this Warrant and the number of shares of Common Stock for which this Warrant may be exercised shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this paragraph (h); provided that, notwithstanding anything to the contrary contained herein, the Exercise Price shall not be less than the par value of the Common Stock, as such par value may be reduced from time to time in accordance with paragraph (e).
     (1) In case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on Common Stock payable in Common Stock, (ii) subdivide or split the outstanding Common Stock, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, giving effect to paragraph (h)(9), the exercise of this Warrant after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been reclassified pursuant to clause (iii) or (iv) above) which, if this Warrant had been exercised immediately prior to such time, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.
     (2) In case the Company shall issue or sell any Common Stock (other than (I) Common Stock issued upon exercise of the Warrants, or (II) Common Stock issued upon exercise or conversion of any security the issuance of which caused an adjustment under paragraphs (h)(3) or (h)(4) hereof), the Exercise Price to be in effect after such issuance or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current Market Price Per Share immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Company upon such issuance or sale, and the denominator of which shall be the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Market Price Per Share immediately prior to such issuance or sale but in no event will such fraction exceed 1. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Company; provided, that if the Principal Holders shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to the Principal Holders to determine such fair market value. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.
     (3) In case the Company shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Current Market Price Per Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Exercise Price shall be adjusted pursuant to paragraph (h)(2) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (h)(2) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein which are no more favorable in their entirety than those contained in this paragraph (h)), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.
     (4) In case the Company shall, after the date hereof, sell or issue rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the Current Market Price Per Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Exercise Price shall be adjusted pursuant to paragraph (h)(2) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the sum of the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities upon the exercise or conversion thereof prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (h)(2) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants terminate or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein which are no more favorable in their entirety than those contained in this paragraph (h)), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Exercise Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Exercise Price shall be made pursuant to this paragraph (h)(4) to the extent that the Exercise Price shall have been adjusted pursuant to paragraph (h)(3) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.
     (5) In case the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash, assets or other property (other than (I) dividends payable in Common Stock, (II) ordinary cash dividends accruing on the Common Stock pursuant to the terms thereof, as such terms exist as of December 10, 1999 or (III) rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraph (h)(3)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Share on such record date, less the fair market value (determined as set forth in paragraph (h)(2) hereof) of the portion of the assets, cash, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price Per Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.
     (6) For the purpose of any computation under paragraph (e) or paragraph (h)(2), (3), (4) or (5) hereof, on any determination date, the Current Market Price Per Share shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the Common Stock for the 20 consecutive trading days ending three days prior to such date. “Daily Price” means (1) if the shares of Common Stock then are listed and traded on the New York Stock Exchange, Inc. (“NYSE”), the closing price on such day as reported on the NYSE Composite Transactions Tape; (2) if the shares of Common Stock are not then listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if the shares of Common Stock are not then listed and traded on any such securities exchange, the last reported sale price on such day on the Global Market of the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”); (4) if the shares of Common Stock are not then listed and traded on any such securities exchange and not traded on the NASDAQ Global Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ; or (5) if such shares are not listed and traded on any such securities exchange, not traded on the NASDAQ Global Market and bid and asked prices are not reported by NASDAQ, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market. If on any determination date the shares of Common Stock are not quoted by any such organization, the Current Market Price Per Share shall be the fair market value of such shares on such determination date as determined by the Board of Directors, without regard to considerations of the lack of liquidity, applicable regulatory restrictions or any of the transfer restrictions or other obligations imposed on such shares. If the Principal Holders shall object to any determination by the Board of Directors of the Current Market Price Per Share, the Current Market Price Per Share shall be the fair market value per share of the applicable class of Common Stock as determined by an independent appraiser retained by the Company and reasonably acceptable to the Principal Holders, the fees and expenses of such independent appraiser to be paid (i) by the Company if the Current Market Price Per Share as determined by such appraiser is less than the Current Market Price Per Share as determined by the Board of Directors of the Company and (ii) by the Holders otherwise. For purposes of any computation under this paragraph (h), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.
     (7) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided that any adjustments which by reason of this paragraph (h)(7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (h) shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be.
     (8) In the event that, at any time as a result of the provisions of this paragraph (h), the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock or other securities of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.
     (9) Upon each adjustment of the Exercise Price as a result of the calculations made in paragraphs (h)(1), (2), (3), (4) or (5) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock obtained by (i) multiplying the number of shares covered by this Warrant immediately prior to such adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.
     (10) Not less than 10 nor more than 30 days prior to the record date or effective date, as the case may be, of any action which requires a calculation or an adjustment or readjustment pursuant to this paragraph (h), the Company shall forthwith file in the custody of the Secretary or an Assistant Secretary at its principal executive office and with its stock transfer agent or its warrant agent, if any, an officers’ certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers’ certificate shall be signed by the chairman, president or chief financial officer of the Company. Each such officers’ certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to paragraph (f) and the Company shall, forthwith after each such adjustment, mail a copy, by first-class mail, of such certificate to the Holder.
     (11) The Holder shall, at its option, be entitled to receive, in lieu of the adjustment pursuant to paragraph (h)(5) otherwise required thereof, on the date of exercise of the Warrants, the evidences of indebtedness, other securities, cash, property or other assets which such Holder would have been entitled to receive if it had exercised its Warrants for shares of Common Stock immediately prior to the record date with respect to such distribution. The Holder may exercise its option under this paragraph (h)(12) by delivering to the Company a written notice of such exercise within seven days of its receipt of the certificate of adjustment required pursuant to paragraph (h)(11) to be delivered by the Company in connection with such distribution.
     (i) CONSOLIDATION, MERGER, OR SALE OF ASSETS. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (“constituent Person”), or an Affiliate of a constituent Person and (ii) in the case of a consolidation, merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this paragraph (i) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph (i) shall similarly apply to successive consolidations, mergers, sales, leases or transfers.
     (j) Redemptions. If all or a portion of the shares of Common Stock are redeemed pursuant to the terms of the Common Stock then (i) the Holder of this Warrant shall be paid the amount such Holder would have received (assuming a redemption pro rata from all holders of Common Stock) had this Warrant been exercised immediately prior to the redemption and (ii) the number of Warrant Shares for which this Warrant is exercisable shall be decreased by the number of shares of Common Stock issuable upon exercise of this Warrant which would have been redeemed in such redemption (assuming a redemption pro rata from all holders of Common Stock) had this Warrant been exercised immediately prior to the redemption).
     (k) NOTICES. Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder or the Company as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

If to the Company:	Haights Cross Communications, Inc.
10 New King Street, Suite 110
White Plains, New York 10604
Attention: Paul J. Crecca, Chief Executive Officer and President
Telephone: (914) 289-9400
Facsimile: (914) 289-9401

With a copy to:	Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, Massachusetts 02111
Attention: Philip J. Flink, Esq.
Telephone: (617) 856-8200
Facsimile: (617) 856-8201

If to the Holder:	[NAME and ADDRESS]
     Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.

     (l) RIGHTS OF THE HOLDER. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.
     (m) GOVERNING LAW. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.
     (n) AMENDMENTS; WAIVERS. Any provision of this Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officer and to be dated as of [DATE].

HAIGHTS CROSS COMMUNICATIONS, INC.
By:
Name:
Title:

Acknowledged and Agreed:

[HOLDER]

By:

Name:
Title:

WARRANT EXERCISE NOTICE
(To be delivered prior to exercise of the Warrant by execution of the Warrant Exercise Subscription Form)
To: Haights Cross Communications, Inc.
     The undersigned hereby notifies you of its intention to exercise the Warrant to purchase shares of Common Stock, par value $0.0003 per share, of Haights Cross Communications, Inc.
     The undersigned intends to exercise the Warrant to purchase                     shares of Common Stock (the “Shares”) and wishes, in lieu of paying the Exercise Price of $       per share currently in effect pursuant to the Warrant, to receive that number of shares reduced by a number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to the aggregate Exercise Price for the Shares.
- OR-
     The undersigned intends to exercise the Warrant to purchase                     shares of Common Stock (the “Shares”) at the Exercise Price of $      per share currently in effect pursuant to the Warrant, and intends to deliver as payment that number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to the aggregate Exercise Price for the Shares.
- OR-
     The undersigned intends to exercise the Warrant to purchase                     shares of Common Stock (the “Shares”) at the Exercise Price of $      per share currently in effect pursuant to the Warrant, and intends to deliver as payment that number of Warrants which, if exercised, would result in a number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to the aggregate Exercise Price for the Shares.

Date: ,	___.

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

WARRANT EXERCISE SUBSCRIPTION FORM
To: Haights Cross Communications, Inc.
     The undersigned irrevocably exercises the Warrant for the purchase of                      shares of Common Stock (the “Shares”), par value $0.0003 per share, of Haights Cross Communications, Inc. (the “Company”) at $      per Share (the Exercise Price currently in effect pursuant to the Warrant) (provided that in lieu of payment of $                    , the undersigned will receive a number of Shares reduced by a number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to the aggregate Exercise Price for the Shares), all on the terms and conditions specified in the Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.
- OR-
     The undersigned irrevocably exercises the Warrant for the purchase of                     shares of Common Stock (the “Shares”), par value $0.0003 per share, of Haights Cross Communications, Inc. (the “Company ”) at $      per share (the Exercise Price currently in effect pursuant to the Warrant) (such payment being made by delivering that number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to the aggregate Exercise Price for the Shares), all on the terms and conditions specified in the Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.
- OR-
     The undersigned irrevocably exercises the Warrant for the purchase of                     shares of Common Stock (the “Shares”), par value $0.0003 per share, of Haights Cross Communications, Inc. (the “Company ”) at $      per share (the Exercise Price currently in effect pursuant to the Warrant) (such payment being made by delivering that number of Warrants which, if exercised, would result in a number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to the aggregate Exercise Price for the Shares), all on the terms and conditions specified in the Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date: ,	___.

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Securities and/or check to be issued to:
Please insert social security or identifying number:
Name:
Street Address:
City, State and Zip Code:
Any unexercised portion of the Warrant evidenced by the within Warrant Certificate to be issued to:
Please insert social security or identifying number:
Name:
Street Address:
City, State and Zip Code:

WARRANT ASSIGNMENT FORM
Dated
FOR VALUE RECEIVED,
hereby sells, assigns and transfers unto,
                                                                                                            (the “Assignee”),
(please type or print in block letters)
(insert address)
its right to purchase shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint                                                              Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.
Signature